EXHIBIT 25.1

                          SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

                New York                           13-3439945
       (State of incorporation                  (I.R.S. employer
        if not a national bank)                identification No.)

             40 Wall Street                          10005
           New York, New York                      (Zip Code)
         (Address of trustee's
      principal executive offices)

                                   ----------

                                ENGLE HOMES, INC.

               (Exact name of obligor as specified in its charter)

              FLORIDA                              59-2214791
  (State or other jurisdiction of               (I.R.S. employer
   incorporation or organization)              identification No.)

       123 N.W. 13th Street
        Boca Raton, Florida                           33432
  (Address of principal executive                   (Zip Code)
            offices)

       ______________________________________________________________
                     9 1/4 % SERIES C SENIOR NOTES DUE 2008

                       (Title of the Indenture Securities)

                                     GENERAL

         1.       GENERAL INFORMATION.

                  Furnish the following information as to the trustee:

                  a. Name and address of each examining or supervising authority to which it is subject.

                           New York State Banking Department, Albany, New York

                  b. Whether it is authorized to exercise corporate trust powers.

                           The Trustee is authorized to exercise corporate trust powers.

         2.       AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

                  If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

         3.       VOTING SECURITIES OF THE TRUSTEE.

                  Furnish the following information as to each class of voting securities of the trustee:

                                          As of             July 6, 1998

                  ______________________________________________________________
                  COL. A                        COL. B

                  ______________________________________________________________
                  Title of Class                            Amount Outstanding

                  ______________________________________________________________
                  Common Shares - par value $600 per share. 1,000 shares

         4.       TRUSTEESHIPS UNDER OTHER INDENTURES.

                  American Stock Transfer & Trust Company is Trustee in respect of:

                  a. certain 9 1/4 % Senior Notes due February 1, 2008 issued by Engle Homes, Inc. under an Indenture dated as of February 2, 1998.
                  b. certain 9 1/4 % Series B Senior Notes due February 1, 2008 issued by Engle Homes, Inc. under an Indenture dated as of June 12, 1998.

         5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

                  None.

         6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

                  None.

         7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

                  None.

         8.       SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

                  None.

         9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

                  None.

         10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

                  None.

         11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

                  None.

         12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

                  None.

         13.      DEFAULTS BY THE OBLIGOR.

                  None.

         14.      AFFILIATIONS WITH THE UNDERWRITERS.

                  None.

         15.      Foreign Trustee.

                  Not applicable.

         16.      List of Exhibits.

             T-l.1 -  A copy of the Organization Certificate of American
                      Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

             T-1.4 - A copy of the By-Laws of American Stock Transfer & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

             T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. Exhibit A.

             T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.

                       __________________________________

                                       SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 7th day of July 1998.

                                               AMERICAN STOCK TRANSFER
                                                     & TRUST COMPANY
                                                     Trustee

                                                     By: /s/ Herbert J. Lemmer
                                                         ---------------------
                                                         Vice President

                                                                   EXHIBIT A

         Securities and Exchange Commission
         Washington, DC 20549

         Gentlemen:

         Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                          Very truly yours,

                                          AMERICAN STOCK TRANSFER
                                          & TRUST COMPANY

                                          By: /s/ Herbert J. Lemmer
                                              ---------------------
                                              Vice President

         AMERICAN STOCK TRANSFER & TRUST COMPANY
         40 WALL ST.
         NEW YORK, NY 10005

                                                                 EXHIBIT B

           CONSOLIDATED REPORT OF CONDITION AND INCOME FOR A BANK WITH
        DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION
                REPORT AT CLOSE OF BUSINESS ON DECEMBER 31, 1997

         All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

         SCHEDULE RC - BALANCE SHEET

                                                       DOLLAR AMOUNTS IN THOUSANDS
         -------------------------------------------------------------------------
          ASSETS

          1. Cash and balances due from depository institutions:                              135
             a. Noninterest-bearing balances and currency and coin
             b. Interest-bearing balances
          2. Securities:
             a. Held-to-maturity securities (from Schedule RC-B, column A)                  9,473
             b. Available-for-sale securities (from Schedule RC-B, column D)
          3. Federal funds sold and securities purchased under agreements to resell
          4. Loans and lease financing receivables:
          a. Loans and leases, net of unearned income (from Schedule RC-C)
          b. LESS: Allowance for loan and lease losses
          c. LESS: Allocated transfer risk reserve
          d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c
          5. Trading assets
          6. Premises and fixed assets (including capitalized leases)                       3,626
          7. Other real estate owned (from Schedule RC-M)
          8. Investments in unconsolidated subsidiaries and associated companies
             (from Schedule RC-M)
          9. Customers' liability to this bank on acceptances outstanding
          10. Intangible assets (from Schedule RC-M)
          11. Other asssets (from Schedule RC-F)                                            6,068
          12. a. Total assets (sum of items 1 through 11)                                  19,320
              b. Losses deferred pursuant to 12 U.S.C. 1823 (j)
              c. Total assets and losses deferred pursuant to 12 U.S.C. 1823 (j) (sum of
                 items 12.a and 12.b)                                                      19,320


         SCHEDULE RC - CONTINUED
                                                      DOLLAR AMOUNTS IN THOUSANDS

          LIABILITIES

          13. Deposits:
              a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)
                 (1)Noninterest-bearing
                 (2)Interest-bearing
              b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
                 (1)Noninterest-bearing
                 (2)Interest-bearing
          14. Federal funds purchased and securities sold under agreements to repurchase
          15. a. Demand notes issued to the U.S. Treasury
              b. Trading liabilities
          16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
              a. With a remaining maturity of one year or less
              b. With a remaining maturity of more than one year through three years
              c. With a remaining maturity of more than three years
          17. Not applicable
          18. Bank's liability on acceptances executed and outstanding
          19. Subordinated notes and debentures
          20. Other liabilities (from Schedule RC-G)                                        8,226
          21. Total liabilities (sum of items 13 through 20)                                8,2Z6

          22. Not applicable

          EQUITY CAPITAL

          23. Perpetual preferred stock and related surplus
          24. Common stock                                                                    600
          25. Surplus (exclude all surplus related to preferred stock)                      9,289
          26. a. Undivided profits and capital reserves                                     1,205
              b. Net unrealized holding gains (losses) on available-for-sale securities
          27. Cumulative foreign currency translation adjustments
          28. a. Total equity capital (sum of items 23 through 27)                         11,094
              b. Losses deferred pursuant to 12 U.S.C. 1823(j)
              c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
                 (sum of items 28.a and 28.b)                                              11,094
         29. Total liabilities, equity capital, and losses deferred pursuant to
             12 U.S.C. 1823 (j) (sum of items 21 and 28.c)                                 19,320